Exhibit 3.23

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SSP SERVICES L.P.

The undersigned general partners hereby execute this Certificate of Limited Partnership in accordance with Section 2.01 of the Texas Revised Limited Partnership Act (the “Act”):

1.	The name of the limited partnership is “SSP Services L.P.”

2.	The address of the registered office of the limited partnership is 4433 Baldwin Boulevard, Corpus Christi, Texas 78408, and the name of its registered agent at such address is Sam L. Susser.

3.	The address of the principal office of the limited partnership in the United States where records are to be kept and made available in accordance with Section 1.07 of the Act is 4433 Baldwin Boulevard, Corpus Christi, Texas 78408.

4.	The name and the mailing and street address of the general partner of the limited partnership are:

SSP Holdings Limited Partnership

4433 Baldwin Boulevard

Corpus Christi, Texas 78408

IN WITNESS WHEREOF, the undersigned has executed this certificate this 26th day of November, 1996.

SSP Holdings Limited Partnership,

By:	S Interests Inc., its general partner

By:	/s/ Sam L. Susser
Name:	Sam L. Susser
Title:	President